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                                                                   EXHIBIT 10.15

                    TECHNOLOGY, FINANCIAL AND ADMINISTRATIVE
                          TRANSITION SERVICES AGREEMENT

            THIS TECHNOLOGY, FINANCIAL AND ADMINISTRATIVE TRANSITION SERVICES AGREEMENT (this "Transition Services Agreement") is made and entered into as of April 12, 1999, between TENNECO PACKAGING INC., a Delaware corporation ("TPI"), and PACKAGING CORPORATION OF AMERICA, a Delaware corporation ("PCA").

                                    RECITALS

            WHEREAS, TPI, PCA Holdings LLC and PCA each are party to a Contribution Agreement, made and entered into as of January 25, 1999 (the "Contribution Agreement"), pursuant to which TPI and PCA Holdings LLC have organized PCA to acquire and operate the Containerboard Business (as defined therein); and

            WHEREAS, the Containerboard Business uses certain technology, financial and administrative services provided by TPI, its Affiliates and/or certain outside service providers, and PCA desires to obtain the use of such services for the purpose of enabling PCA to manage an orderly separation of the Containerboard Business from TPI's other businesses and operations.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                            1. DEFINITIONS AND TERMS

            1.1 Certain Definitions. As used herein, the following terms shall have the meanings set forth or as referenced below:

            "Affiliate" shall have the meaning as it is defined in the Contribution Agreement.

            "Party" shall mean either TPI or PCA; "Parties" shall mean TPI and PCA.

            "TPI Technology, Financial and Administrative Services" shall mean the services set forth in Annex A.

            "PCA Technology, Financial and Administrative Services" shall means the services set forth in Annex B.


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            1.2 Other Terms. Other terms may be defined elsewhere in the text of this Transition Services Agreement and, unless otherwise indicated, shall have such meaning throughout this Transition Services Agreement.

            1.3 Other Definitional Provisions.

            (a) The words "hereof", "herein", and "hereunder", and words of similar import, when used in this Transition Services Agreement, shall refer to this Transition Services Agreement as a whole and not to any particular provision of this Transition Services Agreement.

            (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) The terms "dollars" and "$" shall mean United States dollars.

            (d) The term "including" shall be deemed to mean "including without limitation."

                     2. SUPPORT AND ADMINISTRATIVE SERVICES

            2.1 Provision of Services by TPI. TPI shall provide or have provided (through its Affiliates and/or certain outside service providers) to PCA the TPI Technology, Financial and Administrative Services set forth in Annex A. TPI also shall provide to PCA additional services not set forth on Annex A, but requested by PCA that previously had been provided by TPI to the Containerboard Business during the twelve (12) month period prior to the Closing Date ("Additional Services"), if TPI has the personnel and equipment reasonably necessary to provide such Additional Services. All Services shall be provided in a manner and at a level of quantity and quality substantially consistent with the past practices and operation of the Containerboard Business by TPI during the twelve
(12) month period prior to the Closing Date, and in any event, at a level consistent with the objectives set forth in Attachment 1 exercising substantially the same degree of care and skill as it historically has provided to the Containerboard Business. Notwithstanding the foregoing, TPI will not provide the services identified in Annex A-1, Excluded Services.

            2.2 Provision of Services by PCA. PCA shall provide to TPI the PCA Technology, Financial and Administrative Services set forth in Annex B. All Services shall be provided in a manner and at a level of quantity and quality substantially consistent with the past practices and provision of such Services by the Containerboard Business to TPI during the twelve (12) month period prior to the Closing Date exercising substantially the same degree of care and skill as it exercises in performing the same or similar services for its own business and operations.


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            2.3 Required Third Party Consents.

            (a) TPI or its Affiliates will obtain the consents of any relevant third party required for TPI to provide or have provided the TPI Technology, Financial and Administrative Services to PCA pursuant to this Agreement. If such consent cannot be obtained, the Parties will arrange for alternative methods of delivering the necessary service in the manner and at the level and cost provided in this Agreement.

            (b) As a precondition to PCA providing services hereunder, TPI will obtain, at its sole expense, the consent of any relevant third party required for PCA to provide the PCA Technology, Financial and Administrative Services to TPI pursuant to this Agreement. If such consent cannot be obtained, TPI with PCA's assistance will arrange for alternative methods of delivering the necessary service in the manner provided in this Agreement. Any PCA costs for providing any alternative method of delivering the necessary service will be passed along to TPI.

                         3. PRICING, BILLING AND PAYMENT

            3.1 Pricing. The cost to PCA for the TPI Technology, Financial and Administrative Services listed on Annex A-2 shall be the lesser of (i) the actual cost on a fully loaded basis without allocation of corporate overhead ("TPI's Cost") and (ii) 105% of the amounts reflected on Annex A-2 across from such Service. The cost to PCA for the TPI Technology, Financial and Administrative Services set forth on Annex A and not listed on Annex A-2 will be the agreed upon rates as specifically set forth in Annex A. The cost to PCA for any Additional Services will be TPI's Cost. If and to the extent PCA is obligated to pay any fees for a TPI Technology, Financial and Administrative Service or Additional Service hereunder, and a fee, charge or expense is charged PCA for the same service as Rent under Facilities Use Agreement between TPI and PCA, PCA shall pay such fee, charge or expense under the Facilities Use Agreement and not under this Transition Services Agreement, unless the parties shall otherwise mutually agree. All PCA Technology, Financial and Administrative Services shall be charged to and payable by TPI on a monthly basis at the actual cost on a fully loaded basis without allocation of corporate overhead ("PCA's Cost").

            3.2 Billing, Payments and Adjustments. Charges for TPI and PCA Technology, Financial and Administrative Services and Additional Services shall be billed monthly to the recipient Party by the service-providing Party. The recipient Party shall remit the amount due for such services to the service-providing Party within thirty (30) days after receipt of any such bill. If any adjustment is needed to properly reflect the cost to PCA pursuant to
Section 3.1 for a particular TPI Technology, Financial and Administrative Service, such adjustment will be made quarterly within thirty (30) days after the billing date for the third month of the subject quarter. TPI will afford PCA, upon reasonable notice, access to such information, records and documentation of TPI as PCA may reasonably request in order to verify TPI's Cost for any TPI Technology, Financial and Administrative Service or additional Service. If PCA disputes TPI's Cost for a particular Service, PCA may request an arbitration hearing to be conducted by a neutral arbitrator, mutually agreed upon by the Parties, to verify the accuracy


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of TPI's Cost. If the neutral arbitrator determines that TPI's Cost is less than the cost charged, TPI will credit the difference to PCA and pay for the neutral arbitrator's services. Otherwise, PCA will pay for the neutral arbitrator's services.

                          4. WARRANTIES AND LIABILITIES

            4.1 Warranty. TPI (and its Affiliates) and PCA (and its Affiliates) each warrant that the Services provided hereunder by it will be performed in a good workmanlike and timely manner and at a level of quantity and quality substantially consistent with the past practices regarding the same provision of services.

            4.2 Compliance with Law. Each Party shall, insofar as it relates to compliance with material laws, rules and regulations, perform its Services under this Transition Services Agreement in a manner generally consistent with past practices of TPI in conducting the Containerboard Business and the Containerboard Business in the provision of Services to TPI as of and during the 12-month period prior to the date hereof, including the Fair Labor Standards Act of 1938, the Walsh-Healey Public Contracts Act, the Contract Work Hours and Safety Standards Act, and laws prohibiting the us of convict labor.

            4.3 Infringement Indemnification. TPI shall indemnify, defend and hold PCA harmless against any claim of patent or copyright infringement or infringement of any other rights relating to PCA's use of the Services provided hereunder by TPI, and shall bear all costs and expenses, including reasonable attorneys' fees, arising from or related to any such claim so long as PCA provides TPI with prompt notice of such claim, provided that TPI shall have no obligation with respect to claims based on use of such Services in combination with other processes or products.

            4.4 Disclaimer of Year 2000 Compliance Warranty. TPI (AND ITS AFFILIATES) AND PCA (AND ITS AFFILIATES) EXPRESSLY DISCLAIM ANY WARRANTIES THAT THE SERVICES PROVIDED BY TPI AND/OR ITS AFFILIATES TO PCA OR BY PCA AND/OR ITS AFFILIATES TO TPI UNDER THIS TRANSITION SERVICES AGREEMENT (INCLUDING WITHOUT LIMITATION THE YEAR 2000 SERVICES SET FORTH IN ANNEX A) ARE YEAR 2000 COMPLIANT, THAT IS, THAT SOFTWARE, HARDWARE AND OTHER EQUIPMENT USED IN THE PROVISION OF THE SERVICES HEREUNDER WILL ACCURATELY PROCESS DATE DATA SUCH THAT: (a) NO VALUE FOR A DATE WILL CAUSE ANY INTERRUPTION IN PROCESSING, (b) DATE-BASED FUNCTIONALITY OPERATES CONSISTENTLY FOR DATES PRIOR TO, DURING AND AFTER THE YEAR 2000, AND (c) LEAP YEARS WILL BE ACCURATELY RECOGNIZED AND PROCESSED. NOTWITHSTANDING THE FOREGOING AND SUBJECT TO THE CAP LIMITATIONS SET FORTH IN ANNEX B, SECTIONS 4 AND 5, THE PARTIES WILL WORK TOGETHER AND USE THEIR COMMERCIALLY REASONABLE EFFORTS TO RENDER THE PCA SYSTEMS ADDRESSED BY THE TPI Y2K PROJECT PLAN YEAR 2000 COMPLIANT IN 1999.


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            4.5 Disclaimer of All Other Warranties. EXCEPT AS PROVIDED HEREIN,
NEITHER TPI (AND ITS AFFILIATES) NOR PCA (AND ITS AFFILIATES) MAKE ANY REPRESENTATIONS, WARRANTIES (INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR GUARANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SERVICES PROVIDED HEREUNDER.

            4.6 Limitation on Liability. A Party's maximum liability to, and the sole remedy of, the other Party for breach of this Transition Services Agreement caused by mistake constituting gross negligence or error constituting gross negligence or by willful misconduct with respect to the Services provided under sections 1.c. and 1.d. of Annex A, Annex B and for which a Party provides assistance (including but not limited to Annex A, sections 1.a.v, 1.a.x, 1.e.ii., 1.e.vii., 1.e.xiii., 1.f., 3.b., 3.d., and 4.a.), or for breach, mistake or error with respect to all other Services, shall be for the Party upon receipt of written notice from the other Party of such breach, to use commercially reasonable efforts to cure the breach at its expense, including retaining a third party to provide the particular service, and reimbursement of the actual direct monetary out-of-pocket damages directly caused by such Party's actions. However, a Party shall not be liable to other Party for any breach of this Transition Services Agreement if either (a) the Party is unable to perform the particular Service due to the the other Party's failure to provide proper guidance, requisite assistance or requisite cooperation as identified in Annexes A and B or (b) to the extent the other Party contributed to such breach.

            4.7 No Consequential, Incidental or Special Damages. In no event shall either Party be liable to the other Party for any consequential, incidental or special damages suffered by the other Party arising out of this Transition Services Agreement, whether resulting from negligence of a Party or otherwise.

                                5. FORCE MAJEURE

No Party shall be responsible for, or be considered to be in breach hereunder because of, failure or delay in delivery of any service hereunder, nor shall any Party be responsible for failure or delay in receiving such service, if caused by an act of God or public enemy, war, government acts or regulations, fire, flood, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, unusually severe weather or other cause similar or dissimilar to the foregoing beyond its control.

                             6. TERM AND TERMINATION

This Transition Services Agreement shall be effective on the Closing Date and will continue thereafter for an initial term of one year (the "Transition Period"). PCA may extend the Transition Period with respect to any TPI Technology, Financial and Administrative Service or Additional Service for an additional six month period, for an up charge of 15% of the cost of such TPI Technology, Financial and Administrative Service or Additional Service hereunder, by giving TPI notice ninety (90) days prior to the end of the initial Transition Period. PCA may terminate any of the TPI Technology, Financial or Administrative Services or Additional


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Services at any time on ninety (90) days prior written notice to TPI. PCA may reduce or phase-down the TPI Technology, Financial or Administrative Services or Additional Services during the Transition Period upon reasonable prior written notice to TPI, in which case the charge to PCA will be reduced to reflect TPI's Cost for rendering such reduced Services. TPI may terminate any such PCA Technology, Financial or Administrative Services upon reasonable prior written notice to PCA, in which case the charge to TPI will be reduced to reflect PCA's Cost (calculated in substantially the same manner as TPI's Cost) for rendering such reduced Services. Sections 4.2-4.5, 7, 8.1 and 8.2 shall survive termination of this Transition Services Agreement.

                      7. PROPRIETARY INFORMATION AND RIGHTS

Each Party acknowledges that the other Party possesses and will continue to possess information that has been created, discovered or developed by it and/or in which property rights have been assigned or otherwise conveyed to it, which information has commercial value and is not in the public domain. The proprietary information of each Party will be and remain the sole property of such Party and its assigns. Each Party will use the same degree of care that it normally uses to protect its own proprietary information to prevent disclosing to third parties the information of the other Party that it possesses. No Party will make any use of any information of the other which has been identified as proprietary except as contemplated or required by the terms of this Transition Services Agreement. Notwithstanding the foregoing, this Section will not apply to any information that a Party can demonstrate was, at the time of disclosure to it, either in the public domain through no fault of such Party, received after disclosure to it from a third party who had a lawful right to disclose such information to it, or already in possession of or independently developed by the receiving Party.

                                8. MISCELLANEOUS

            8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if (i) delivered in person (to the individual whose attention is specified below) or via facsimile (followed immediately with a copy in the manner specified in clause (ii) hereof), (ii) sent by prepaid first-class registered or certified mail, return receipt requested, or (iii) sent by recognized overnight courier service, as follows:

                  to TPI:

                        Tenneco Packaging Inc.
                        1900 West Field Court
                        Lake Forest, IL 60045
                        Attention:  President
                        Facsimile:  (847) 482-4589

                  with a copy to:

                        Tenneco Packaging Inc.


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                        1900 West Field Court
                        Lake Forest, IL 60045
                        Attention:  General Counsel
                        Facsimile:  (847) 482-4589

                  with a copy to:

                        Jenner & Block
                        One IBM Plaza
                        Chicago, Illinois 60611
                        Attention: Timothy R. Donovan
                        Facsimile: (312) 840-7271

                  to PCA:

                        Packaging Corporation of America
                        1900 West Field Court
                        Suite 100
                        Lake Forest, IL 60045
                        Attention: Chief Financial Officer
                        Facsimile: (847) 482-2191

                  with a copy to:

                        Madison Dearborn Partners, Inc.
                        Three First National Plaza
                        Suite 3800
                        Chicago, IL 60602
                        Attention: Samuel M. Mencoff
                                   Justin S. Huscher
                        Facsimile: (312) 895-1000

                        Kirkland & Ellis
                        200 E. Randolph Drive
                        Chicago, IL 60601
                        Attention: William S. Kirsch
                        Facsimile: (312) 861-2200

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner. All notices and other communications hereunder shall be effective: (i) the day of delivery when delivered by hand, facsimile or overnight courier; and (ii) three Business Days from the date deposited in the mail in the manner specified above.


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            8.2 Amendment; Waiver. Any provision of this Transition Services
Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by PCA and TPI, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            8.3 Assignment; Successors and Assigns. Neither Party may assign any of its rights or obligations under this Transition Services Agreement without the prior written consent of the other Party, provided, however, that either party may assign its rights and delegate its obligations under this Transition Service Agreement to any of its affiliates, divested affiliates or divested business units or an outside service provider so long as it continues to be responsible for any obligations hereunder in the event an obligation is not met, and PCA may collaterally assign its rights and obligations under this Transition Services Agreement to its lenders. This Transition Services Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            8.4 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS TRANSITION SERVICES AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. JURISDICTION AND SELECTION OF FORUM SHALL BE SUBJECT TO SECTION 10.11 OF THE CONTRIBUTION AGREEMENT.

            8.5 Counterparts. This Transition Services Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

            8.6 Severability. The provisions of this Transition Services Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof or thereof. If any provision of this Transition Services Agreement, or the application thereof to any Party or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Transition Services Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            8.7 Human Resources Agreement. To the extent that any provision in this Transition Services Agreement is determined to be in conflict with any provision in the Human Resources Agreement, except for the second sentence of
Section 4.2(c) thereof, the terms of this Transition Services Agreement shall prevail.


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            IN WITNESS WHEREOF, the parties have executed or caused this
Transition Services Agreement to be executed as of the date first written above.

                                    Tenneco Packaging Inc.


                                    By: /s/ James V. Fanlkner, Jr.
                                       -------------------------------
                                       Name: James V. Fanlkner, Jr.
                                       Title: Vice President


                                    Packaging Corporation of America


                                    By: /s/ Justin S. Huscher
                                       Name: Justin S. Huscher
                                       Title: Assistant Secretary


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